Exhibit 4.30

ACKNOWLEDGMENT AND CONSENT
(HCPI II)

THIS ACKNOWLEDGMENT AND CONSENT (“Agreement”) dated as of May 11, 2007 is by and among ZIONS FIRST NATIONAL BANK, a national banking association (“Lender”); KC GARDNER COMPANY, L.C., a Utah limited liability company (“Borrower”); HCPI/UTAH II, LLC, a Delaware limited liability company (the “Down REIT Sub”); Gardner Property Holdings, L.C., a Utah limited liability company (“Pledgor”); and Health Care Property Investors, Inc., a Maryland corporation (“HCPI”).

RECITALS:

A.            The Pledgor is a Non-Managing Member of the Down REIT Sub pursuant to that certain Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, dated as of August 17, 2001, (as amended, the “LLC Agreement”). Further, the Pledgor holds all right, title and interest in not less than one hundred fifty thousand three hundred thirty-one (150,331) Non-Managing Member Units (collectively, “Pledged Units”) of the Down REIT Sub pursuant to that certain Assignment of Non-Managing Member Units (“HCPI II Assignment Agreement”), dated as of March 1, 2007, by and among the Pledgor and each of the other entities that is a signatory to the HCPI II Assignment Agreement under the collective designation “Assignor.” As of the date of this Agreement, the Pledged Units are evidenced by the LLC Unit Certificates referred to on Exhibit A (collectively, the “Certificates”). All references herein to the Pledged Units shall include all additional or substituted Non-Managing Member Units, from time to time pledged to Lender pursuant to the Loan, as defined below, and all references herein to the Certificates shall include the Certificates related to such additional or substituted Non-Managing Member Units.

B.            Lender is a party to that certain loan arrangement, dated as of the date hereof, by and between Borrower and Lender (as hereafter amended, supplemented or otherwise modified from time to time, the “Loan”), whereby Lender has agreed to lend to Borrower from time to time, on a revolving basis, an amount not to exceed $15,000,000.00 as presently established.

C.            The Loan is secured by, inter alia, (i) all of the Pledgor’s right, title and interest in the Pledged Units, and (ii) all of Pledgor’s registration rights with respect to the Pledged Units pursuant to that certain Registration Rights Agreement dated August 17, 2001, described in Section 3 of the HCPI II Assignment Agreement (“Registration Rights Agreement”). The Loan is also secured by similar collateral security pertaining to HCPI/Utah, LLC, a Delaware limited liability company (“HCPI/Utah, LLC”) as confirmed in the Acknowledgment and Consent, dated as of the date hereof, among Lender, Borrower, Pledgor, HCPI, and HCPI/Utah, LLC.

D.            The parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements among Lender, Borrower, Pledgor, HCPI and the Down REIT Sub with respect to the Collateral.

E.             Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the LLC Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the meanings hereinafter set forth unless the context shall otherwise require.

a.             “Collateral” shall mean, collectively, the Pledged Units, the Pledged Shares and any and all securities issued or issuable on the conversion or redemption of the Pledged Units or Pledged Shares, or cash or other distributions of every kind in respect of any of the foregoing.

b.             “Commission” shall mean the Securities and Exchange Commission.

c.             “Default” shall mean any “Event of Default” as that term is defined in the Promissory Note.

d.             “Material Adverse Effect” shall mean (i) an adverse condition or event material to, (ii) a material adverse effect on, or (iii) a material adverse change in, as the case may be, any one or more of the following: (A) the business, assets, results of operations, financial condition or prospects of HCPI or the Down REIT Sub, as the case may be, or (B) the ability of HCPI or the Down REIT Sub, as the case may be, to perform its obligations under any material contract to which it is a party.

e.             “Pledged Shares” shall mean REIT Shares which are exchanged by HCPI for any Pledged Units which are tendered to HCPI, as the Managing Member of the Down REIT Sub, pursuant to the exchange provisions set forth in Section 8.6 of the LLC Agreement, as the same are amended as provided in Section 7.b.i below.

f.              “Promissory Note” shall mean that certain promissory note in the principal amount of $15,000,000.00, executed by Borrower in favor of Lender in connection with the Loan.

g.             “Registration Rights” shall mean a Pledgor’s rights under the Registration Rights Agreement, as supplemented and modified in Section 7.b below.

h.             “S-3 Expiration Date” means the date on which Form S-3 (or a similar successor form of registration statement) is not available to HCPI for the registration of REIT Shares pursuant to the Securities Act.

i.              “Securities Act” shall mean the Securities Act of 1933, as amended.

2.             Acknowledgment of Pledge.

a.             HCPI and the Down REIT Sub hereby agree, acknowledge and approve, as being subject to, but complying with Section 11.3 of the LLC Agreement, (i) the grant by Pledgor to Lender of a security interest in the Collateral pursuant to the Loan, and (ii) subject to Section 7.a below, the Transfer, to Lender or other purchaser at foreclosure, of the Pledged Units upon foreclosure (or transfer in lieu of foreclosure, with each reference herein to foreclosure to include such a transfer) thereon by Lender under or pursuant to the Loan; provided, however, that such acknowledgement and approval of the Down REIT Sub is not, and shall not be construed to be, the consent to or approval of any other Transfer in the event Lender or other purchaser at foreclosure becomes the owner of any of the Pledged Units. HCPI agrees to note in its and the Down REIT Sub’s books and records that the Pledgor has granted to Lender a security interest in the Collateral and agrees that upon delivery to HCPI by Lender of the Certificates evidencing ownership of the Pledged Units, together with original unit powers duly executed by Pledgor in blank in the form attached hereto as Exhibit B, if requested by Lender, HCPI will register in its books and records, or the books and records of the Down REIT Sub, ownership of such Pledged Units in the name of Lender or its nominee. HCPI agrees that it will not register the Pledged Units (or any entitlement to any dividend, distribution or other proceeds thereof) into the name of any person other than Pledgor or recognize any person other than Pledgor as the owner of such Pledged Units, without the prior written consent of Lender.

b.             HCPI and the Down REIT Sub agree that notwithstanding Section 11.3.D of the LLC Agreement, they will not require an opinion of counsel in order for the Down REIT Sub and HCPI to recognize the Pledgor’s pledge of the Pledged Units and the grant of a security interest to Lender in the Collateral.

c.             HCPI and the Down REIT Sub hereby acknowledge receipt of copies of the Instructions to Register Security Interest attached hereto as Exhibit C (the “Instructions”) and the notice of Lender’s security interest contained therein and agree to comply with the terms of the Instructions.

d.             HCPI and the Down REIT Sub hereby agree that by virtue of Lender holding a security interest in the Pledged Units (i) Lender does not and shall not become a Substituted Member under Section 11.4 of the LLC Agreement unless and until Lender forecloses on the Pledged Units and (ii) Lender does not and shall not undertake any obligations or liabilities of Pledgor of any nature whatsoever pertaining to the Pledged Units or under the LLC Agreement, both before or after any foreclosure by Lender on the Pledged Units.

e.             HCPI and the Down REIT Sub acknowledge and agree that upon the execution and delivery to Lender by the Pledgor of this Agreement, the Loan and all schedules hereto and thereto to which the Pledgor is a party, and the Certificates, the Pledgor will not be required to sign any other documents or take any other action with respect to the Transfer of the Pledged Units to Lender in connection with the exercise of Lender’s rights under this Agreement.

f.              The parties acknowledge and agree that Lender and Borrower may from time to time further modify the Loan, including by way of adding additional entities as pledgors thereunder and/or by adding additional Non-Managing Member Units as Pledged Units. Any such additional entities added as pledgors and/or any existing pledgors who pledge additional Pledged Units shall concurrently acknowledge their status as parties to this Agreement on such terms and with the same force and effect as if each such entity had originally executed and delivered same. Lender shall give written notice thereof to the Down REIT Sub, HCPI and each pledgor contemporaneously with any such modification of the Loan; no written consent or other acknowledgement shall be required from any entity to which such notice is sent as a condition to the effectiveness of the foregoing. Such notice shall include such further amendment and restatement of Exhibit A and Exhibit C to this Agreement as necessary in order to reflect the Certificates corresponding to additional Pledged Units of each such entity added as an additional pledgor and/or the additional Pledged Units of each such existing pledgor. Following such notification from Lender, each reference to “Pledgor” in this Agreement shall be understood to include for all purposes any such entity so added to the Loan.

3.             Notices. Unless and until HCPI has received written notice from Lender to the effect that Lender no longer claims any interest in the Collateral, (a) HCPI shall send to Lender a copy of each notice sent to holders of LLC Units by HCPI under the LLC Agreement as and when it delivers such notice to Pledgor, including any notice of Reduction pursuant to Section 8.6.D of the LLC Agreement, and (b) at the written request of Lender, HCPI shall send to Lender a copy of each other communication, report or other information from time to time sent to Pledgor as holder of the Pledged Units or Pledged Shares.

4.             Amendments to Registration Rights Agreement and the LLC Agreement. Unless and until HCPI has received written notice from Lender to the effect that Lender no longer claims any interest in the Collateral, (a) no amendment of, termination of, or supplement to, the Registration Rights Agreement shall be effective without the prior written consent of Lender, and (b) no amendment of, termination of or supplement to the LLC Agreement for which the consent of Pledgor is required shall be effective without the prior written consent of Lender, which consent shall not be unreasonably withheld; provided that if written disapproval is not received from Lender within 10 Business Days following receipt by Lender of a written request to approve such amendment (which request shall specifically reference the time limitation imposed by this Section 4), then Lender’s approval of such amendment shall be deemed to have been given.

5.             Distributions.

a.             Following receipt by the Down REIT Sub of written notice (which notice shall specifically reference this Section 5 of this Agreement) from Lender that a Default has occurred and is continuing (a “Default Notice”): (i) upon the written instruction of Lender and until instructions to the contrary are received from Lender, the Down REIT Sub shall remit to Lender all cash distributions otherwise payable to Pledgor in respect of the Pledged Units, and HCPI shall remit to Lender all cash dividends otherwise payable to Pledgor in respect of the Pledged Shares, of any nature, and (ii) upon the written instruction of Lender and until instructions to the contrary are received from Lender, all rights of Pledgor to exercise the voting or other consensual rights that Pledgor would otherwise be entitled to exercise in respect of the Collateral shall cease, and all such rights (and any other rights Pledgor may have in respect of the Collateral) shall thereupon become vested in Lender, which shall have the sole right to exercise such rights, until further notice from Lender. With respect to cash distributions payable during such time as no event of Default is occurring, Pledgor hereby directs the Down REIT Sub and/or

HCPI, as the case may be, and the Down REIT Sub and/or HCPI, as the case may be, agrees to deposit any and all such dividends and distributions in the following account: Western National Trust Company Custody Account No. 4504500. Any amounts paid to the Lender or its designee as contemplated by the terms of the foregoing shall be treated as amounts paid or distributed to Pledgor for all purposes of the LLC Agreement, or other agreement pursuant to which the payment or distribution is made or is required to be made and shall be deemed to satisfy the obligations of the Down REIT Sub or HCPI to make such payment thereunder. Pledgor hereby agrees that neither the Down REIT Sub nor HCPI shall be deemed to be in breach of its obligations under, or in violation of the provisions of, any such agreement by virtue of having made such payments in the foregoing manner.

b.             From and after the date of this Agreement, and whether or not a Default has occurred and is continuing, if Pledgor shall become entitled to receive, in connection with any of the Collateral, any:

(i)            LLC Units or stock certificates (including, without limitation, stock certificates relating to the Pledged Shares), including, without limitation, any certificates (1) issued in respect of additional properties contributed by Pledgor to the Down REIT Sub, or (2) representing a dividend or distribution or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or partnership units, stock or partnership units split, spin-off, or split-off;

(ii)           Options, warrants, rights or other securities or instruments, whether as an addition to, or in substitution or in exchange for, any of the Collateral, or otherwise;

(iii)          Dividends or distributions payable in property other than cash, including securities issued by other than the issuer of any of the Collateral; or

(iv)          Any sums paid in redemption of any of the Collateral, then HCPI shall deliver the same to Lender, to be held by Lender as part of the Collateral. Any amounts paid to the Lender or its designee as contemplated by the terms of the foregoing shall be treated as amounts paid or distributed to Pledgor for all purposes of the LLC Agreement, or other agreement pursuant to which the payment or distribution is made or is required to be made and shall be deemed to satisfy the obligations of the Down REIT Sub or HCPI to make such payment thereunder. Pledgor hereby agrees that neither the Down REIT Sub nor HCPI shall be deemed to be in breach of its obligations under, or in violation of the provisions of, any such agreement by virtue of having made such payments in the foregoing manner.

6.             Registration Rights and Registration Statements. In the name of and on behalf of Pledgor, Lender shall have the right to exercise Pledgor’s Registration Rights with respect to any Pledged Units then owned by Pledgor and held by Lender, including without limitation (i) subject to the terms and conditions of the Registration Rights Agreement, the right to enforce the applicable provisions of the Registration Rights Agreement pertaining to HCPI’s obligation to file with the Commission a registration statement on Form S-3 (the “Issuance Registration Statement”) covering, among other things, the issuance to Lender of REIT Shares issued or to be issued by the Down REIT Sub upon exchange of the Pledged Units attached hereto and naming Lender as a “Selling Shareholder” thereunder and (ii) the right to request, at the times and in the manner set forth in the Registration Rights Agreement, HCPI to register for sale under the Securities Act any Pledged Shares issuable or issued upon exchange of Pledged Units; provided, however, that, in the case of a Demand Registration pursuant to Section 3.1(a) of the Registration Rights Agreement, the Down REIT Sub agrees that Lender shall not be subject to the once-every-twelve-months limitation set forth in clause (i) thereof (provided that if at any time Lender has exercised a Demand Registration right in the previous twelve month period, for which the Down REIT Sub or HCPI has paid the expenses thereof, as provided in Section 3.4 of the Registration Rights Agreement, Lender shall pay the expenses described in Section 3.4 of the Registration Rights Agreement in connection with the filing of such Demand Registration), nor shall Lender be subject to the $1,000,000 minimum requirement referred to in clause (ii) thereof if Lender is exercising Demand Registration Rights with respect to all of the Pledged Shares it owns or has the right to acquire upon an Exchange. Pledgor hereby irrevocably appoints Lender as its attorney-in-fact to exercise any such Registration Rights, and irrevocably instructs HCPI to honor any such exercise by Lender of Pledgor’s Registration Rights.

7.             Rights upon Default.

a.             Restrictions on Transfer. Upon foreclosure of any Pledged Units, the Lender shall be entitled to Transfer such Pledged Units, in whole or in part, subject to applicable restrictions set forth in Section 11.3 through 11.6 of the LLC Agreement; provided, however, that HCPI and the Down REIT Sub acknowledge and agree that (i) the provisions of Section 11.6.C shall not apply to any foreclosure by Lender on any Pledged Units, (ii) to the extent any such restrictions require the consent of HCPI or the Down REIT Sub, HCPI and the Down REIT Sub hereby provide their consent to such foreclosure, (iii) if Lender or a purchaser of Pledged Units at foreclosure is prohibited from becoming a Substituted Member of HCPI, Lender or such purchaser may become an Assignee in accordance with such restrictions, (iv) the Down REIT Sub shall conduct its business in the ordinary course in accordance with past practices, and (v) neither Lender nor any purchaser of Pledged Units or Pledged Shares at foreclosure shall be obligated to assume, or otherwise be responsible for, any obligation Pledgor may have under the LLC Agreement or any other obligation of Pledgor accrued prior to foreclosure under the LLC Agreement; provided that nothing in this subclause 7.a.(v) shall release or reduce any prior obligations of Pledgor to HCPI or the Down REIT Sub, it being acknowledged and agreed by the Down REIT Sub or HCPI that the Down REIT Sub and HCPI have recourse against Pledgor only and not against Lender. HCPI further acknowledges and agrees that the aforesaid restrictions do not apply to Pledged Shares. Lender acknowledges and agrees that the Pledged Shares are subject to certain restrictions on ownership and transfer as set forth in the Charter of HCPI as amended from time to time.

b.             Exchange of Pledged Shares; Foreclosure. In addition to (i) Lender’s rights under Section 5 of this Agreement, (ii) Lender’s rights as a pledgee, transferee or Assignee at foreclosure of LLC Units or a Membership Interest as provided in the LLC Agreement, and (iii) any and all other rights Lender may have in respect of a Default under any other agreement, document or instrument, or under applicable law, upon the occurrence of any one or more Defaults (including, without limitation, the right of Lender to exercise its rights under the Loan to foreclose on or acquire the entire interest of Pledgor in all or any portion of any Collateral), Lender shall thereupon and thereafter during the continuance thereof have the right, in its sole and absolute discretion, to do or cause to be done any one or more of the following:

(i)            Exchange of Pledged Units. Lender shall have the right, upon written notice to the Down REIT Sub and in the name of and on behalf of Pledgor, to exercise Pledgor’s exchange rights and require HCPI to exchange all or any portion (as selected and in such order as Lender may elect in its sole discretion) of the Pledged Units in accordance with Section 8.6.A of the LLC Agreement (the “Exchange Rights”). Any request for such exchange shall be made on the form of Notice of Exchange attached hereto as Exhibit D. Pledgor hereby irrevocably appoints Lender as its attorney-in-fact to exercise such Exchange Rights, and irrevocably instructs the Down REIT Sub and HCPI to honor any such exercise by Lender of the Exchange Rights. HCPI hereby agrees that upon any such exercise of the Exchange Rights, HCPI shall deliver the entire Cash Amount or REIT Shares to Lender, in each case without deduction in respect of any claim which HCPI or the Down REIT Sub may from time to time have of any nature or kind against Pledgor (other than with respect to any withholding tax obligation imposed by law on the Down REIT Sub with respect to any amount distributable or allocable to Pledgor in respect of Pledged Units, as contemplated in Section 5.3 of the LLC Agreement).

In addition to the foregoing, the second sentence of Section 8.6A of the LLC Agreement is hereby amended with respect to Lender to provide that notwithstanding the first sentence of Section 8.6.A of the LLC Agreement, after, or concurrently with, receipt by HCPI of any Default Notice, the Lender shall have the right to (i) tender Pledged Units for Exchange (subject to the following terms and conditions of Section 8.6.A of the LLC Agreement) and require the Down REIT Sub to acquire up to the number of Pledged Units specified in the Notice of Exchange as referred to in the definition of “Specified Exchange Date” set forth in subparagraph (c) immediately following; provided, however that Lender may tender Pledged Units for Exchange hereunder once irrespective of the aggregate market value of such Pledged Units, and an unlimited number of times, provided the aggregate market value of such Pledged Units is at least $1,000,000 on the date of any such Notice of Exchange.

In connection with the foregoing, the definition of the term “Specified Exchange Date” in the LLC Agreement shall, with respect to Lender and only with respect to Lender, be amended to read as follows:

“Specified Exchange Date” means in the case of an Exchange pursuant to Section 8.6.A hereof, that date specified by Lender in a Notice of Exchange to the Company; provided, however, that such date shall in no event be less than fourteen (14) days (or if such day is not a Business Day, the next following Business Day) after HCPI’s receipt of such Notice of Exchange and provided further that the Specified Exchange Date, as well as the closing of an Exchange on the Specified Exchange Date, may be deferred in the Managing Member’s sole and absolute discretion, for such time as may be reasonably required to effect, as applicable, (i) necessary funding arrangements, (ii) compliance with the Securities Act or other applicable laws (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature (provided that in no event shall such Exchange be delayed more than 30 days in the aggregate with respect to (i) and (iii) above, or more than 150 days in the aggregate with respect to (ii) above.

(ii)           Concurrent Exercise.  The rights exercisable by Lender under this Section 7.b may be invoked before or after foreclosure under the Loan in Lender’s sole discretion, and all without further notice to or any requirement of consent by Pledgor, which hereby irrevocably and unconditionally waives any right to give any contrary instructions to HCPI. All parties acknowledge that Lender desires to consummate any necessary foreclosure under the Loan on a basis that such foreclosure occurs concurrent with the closing of an Exchange; all parties agree to cooperate reasonably with Lender to that end. HCPI agrees that it will not act on any separate instructions or communications from Pledgor pertaining to the Pledged Units or Pledged Shares or Registration Rights Agreement without the express written consent of Lender. Nothing in this subparagraph (v) shall in any way obligate Lender to consummate any necessary foreclosure under the Loan in the manner referred to above; Lender may, in its sole discretion, determine that another method of realization upon the Collateral is preferable or required, and such determination by Lender shall in no manner limit or restrict the obligations of Borrower, Pledgor or any other person or entity with respect to the loans contemplated herein.

(iii)          Foreclosure. Subject to the terms and conditions of the Loan, Lender shall have the right to foreclose on or acquire the entire interest of Pledgor in all or any portion of any Pledged Shares (including all of Pledgor’s right, title and interest in the Registration Rights Agreement to the extent applicable to such Pledged Shares) owned by Pledgor, by foreclosure or in any other manner. In the event that Lender elects to exercise its rights under this Section 7.b.v, Lender shall deliver to HCPJ a notice of its intent to do so no later than 10 Business Days prior to the date of any sale, public or private, or of any transfer in lieu of foreclosure, and HCPI (without limitation on its own right, under applicable law, to participate in any sale or other disposition of any of the Collateral) shall reasonably cooperate, at no expense to itself, with Lender in completing its foreclosure on the affected Pledged Shares in compliance with applicable laws, including, if applicable, all actions reasonably necessary to comply with the filing requirements described in Rule l44(c)(1) of the Securities Act, so as to enable the Lender to sell such Pledged Shares without registration under the Securities Act.

8.             Representations and Warranties by the Down REIT Sub and HCPI. The Down REIT Sub and HCPI hereby represent and warrant to Lender as follows as of the date hereof:

a.             LLC Agreement. A true and correct copy of the LLC Agreement as in effect as of the date hereof is attached as Exhibit E hereto.

b.             Organization and Authority of the Down REIT Sub. The Down REIT Sub has been duly formed, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. The Down REIT Sub has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted except as would not have a Material Adverse Effect, and to execute and deliver this Agreement and to perform its obligations hereunder.

c.             Authorization by the Down REIT Sub; Binding Effect. The Down REIT Sub has by all necessary action duly authorized (i) the execution and delivery of this Agreement and (ii) the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Down REIT Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

d.             Pledged Units; Managing Member of the Down REIT Sub. All of the Pledged Units are validly issued and non-assessable. The total number of Pledged Units and the corresponding Certificates evidencing ownership thereof are accurately set forth on Exhibit A attached hereto. No security interest in the Pledged Units has been registered on the records of the Down REIT Sub (or its transfer agent). HCPI is the sole Managing Member of the Down REIT Sub and owns the only Managing Member Units thereof.

e.             Organization and Authority of HCPI.  HCPI is a corporation duly organized, validly existing and in good standing under the laws of Maryland, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the absence of such qualification would not have a Material Adverse Effect. HCPI has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted except as would not have a Material Adverse Effect, and to execute and deliver this Agreement and to perform its obligations hereunder.

f.              No Claims. To their knowledge, neither HCPI nor the Down REIT Sub has any existing claim, defense, setoff or right of recoupment under the LLC Agreement, any other agreement, or any law, rule or regulation, against or with respect to (i) any of the Pledged Units, (ii) any of REIT Shares that may be issuable or any amount that may be payable in connection with the exchange of any Pledged Units or (iii) any obligation of Pledgor under the LLC Agreement or any other agreement with respect to any of the Pledged Units, any of the REIT Shares that may be issued or any amount that may be payable in connection with the redemption of any Pledged Units.

g.             Authorization by HCPI; Binding Effect. HCPI has by all necessary action duly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of HCPI, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

h.             HCPI Status. HCPI is organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its ownership and method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

i.              No Conflict. The execution, delivery and performance by HCPI of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate any provision of the charter or bylaws of HCPI, or the LLC Agreement, or any contractual or other undertaking by which HCPI or any of its assets are bound. As of the date of this Agreement, the Pledged Units are not evidenced by writing or certificate except by the Certificates expressly referred to on Exhibit A hereto.

j.              Registration Rights Agreement. A true and complete copy of the Registration Rights Agreement, including any amendments and supplements thereto, is attached to this Agreement as Exhibit F, and all of the rights and obligations of the Unitholders (as defined therein) have been duly assigned to, and assumed by, Pledgor and pledged by Pledgor to the Lender in connection with the Loan. The Registration Rights Agreement remains in full force and effect as of the date of this Agreement, and is the legal, valid and binding obligation of HCPI enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

k.             Governmental or Other Approvals. No governmental or other approval is or will be required in connection with the execution, delivery and performance by the Down REIT Sub or HCPI of this Agreement or the transactions contemplated hereby or to ensure the legality, validity or enforceability hereof.

9.             Representations and Warranties by Pledgor. To its knowledge, Pledgor does not have any existing claims, defenses, setoff rights or rights of recoupment under the LLC Agreement, under any other agreement, or any law, rule or regulation, against or with respect to any obligation of either HCPI or the Down REIT Sub under the LLC Agreement or any other agreement.

10.           Liability to Pledgor.  Pledgor and Borrower assume all risks of the acts or omissions of Lender with respect to its exercise of its rights hereunder. Neither the Down REIT Sub, HCPI, nor any of their officers, directors, partners, employees or agents shall be liable or responsible for any acts or omissions of the Lender, including without limitation the validity of any determination by Lender that a Default has occurred or is continuing, nor shall any of such persons have any responsibility for investigation into the facts and circumstances giving rise to any such determination by Lender, nor shall any such person be liable or responsible for following the instructions of Lender in accordance with this Agreement regardless of any notice, information or instructions to the contrary received by HCPI from Pledgor or any other person, including without limitation following instruction of Lender (a) to remit distributions by the Down REIT Sub made in respect of the Pledged Units, and distributions of HCPI made in respect of Pledged Shares, to Lender, pursuant to Section 5 above, (b) to terminate the voting and/or other consensual rights of Pledgor (and consider such right to have vested in Lender) pursuant to Section 5 above, (c) to exercise Pledgor’s Exchange Rights in the name of and on behalf of Pledgor pursuant to Section 7 above, or (d) to exercise Pledgor’s Registration Rights in the name of and on behalf of Pledgor, pursuant to Section 6 above.

11.           Separate Actions; Waiver of Statute of Limitations. The obligations of HCPI and Pledgor hereunder shall be in addition to any obligations of Pledgor under the Loan. Without limiting the provisions of the Loan, a separate action or actions may be brought and prosecuted against any one or more of the parties hereto whether or not action is brought against any other person or whether any other person is joined in any such action or actions. HCPI and Pledgor acknowledge that there are no conditions precedent to the effectiveness of this Agreement and that this Agreement is in full force and effect and is binding on such person as of the date hereof. To the extent permitted under applicable law, Pledgor waives the benefit of any statute of limitations affecting such person’s liability hereunder or the enforcement thereof. Lender hereby agrees that neither the Down REIT Sub nor HCPI shall have any obligation or liability under the Loan or any other agreement related to the Loan except as expressly set forth herein and in the Instructions. Pledgor agrees that nothing set forth herein shall alter, diminish or otherwise affect its obligations under the LLC Agreement or any other agreement between Pledgor and HCPI or the Down REIT Sub relating to the Pledged Units or Pledged Shares.

12.           Continuing Obligations. Borrower and Pledgor shall indemnify and hold harmless Lender from and against any and all obligations, claims, losses, liabilities, damages, expenses or costs (including reasonable attorneys’ fees and expenses and fees and expenses of expert witnesses) arising from or in any way connected with the obligations or liabilities of either such person with respect to agreements, documents or other instruments, whether now existing or hereafter incurred, or the conditions and obligations to be observed and performed by Borrower or Pledgor under any agreement, document or other instrument relating to the Collateral, except for those arising from Lender’s gross negligence or willful misconduct. In addition, Borrower shall indemnify and hold harmless Lender from and against any and all obligations, claims, losses, liabilities, damages, expenses or costs (including reasonable attorneys’ fees and expenses and fees and expenses of expert witnesses) arising from or in any way connected with the exercise by Lender of any rights or remedies under the Loan or this Agreement with respect to the Collateral, including, without limitation, all costs and expenses associated with the exercise of any foreclosure rights and/or exchange rights pursuant to Section 6.b above or otherwise.

13.           Appointment as Attorney-in-Fact. Pledgor hereby appoints Lender as its true and lawful attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments either in the name of Pledgor or in the name of Lender, which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided, that nothing in this section shall require the Lender to take any action or execute any instruments.

14.           Notices.  Any notice, demand, request or report required or permitted to be given or made to a party to this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) at its address set forth below or at such other address as such party may give notice of in accordance with the provisions of this Section:

Borrower	KC Gardner Company, L.C.
90 South 400 West, Suite 360
Salt Lake City, Utah 84101
Attention: Kem C. Gardner
Telephone: 801.456.4140
Facsimile: 801.366.7194

Pledgor:	Gardner Property Holdings, L.C.
90 South 400 West, Suite 200
Salt Lake City, Utah 84101
Attention: Kem C. Gardner
Telephone: 801.456.4140
Facsimile: 801.366.7194

Lender	Zions First National Bank
10 East South Temple, 10th Floor
Salt Lake City, Utah 84121
Attention: Monica K. Williams
Telephone: 801.524.2343
Facsimile: 801.844.8598

HCPI and/or Down REIT Sub:	Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attention: Legal Department
Telephone: 562.733.5100
Facsimile: 562.733.5200

15.           Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

16.           Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Utah applicable to contracts made and to be performed in that State, without regard to conflict of laws principles.

17.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement. This Agreement may be executed and delivered by facsimile.

18.           Entire Agreement; Amendments. This Agreement (including the instruments between the parties referred to herein) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. All references to sections, subsections, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require. No provisions of this Agreement may be effectively waived, changed or amended, or the termination or discharge thereof agreed to or acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, amendment, termination or discharge is sought.

19.           Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20.           Invalidity. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

21.           Attorneys’ Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, expenses and costs.

[Remainder of page intentionally left blank. Signature page follows]

In witness thereof, the parties have duly executed this Agreement as of the date first written above.

LENDER:

ZIONS FIRST NATIONAL BANK

By:
Name:
Title:

BORROWER:

KC GARDNER COMPANY, L.C.

By:
Name:
Title:	Manager

PLEDGOR:

GARDNER PROPERTY HOLDINGS, L.C.

By:
Name:
Title:	Manager

DOWN REIT SUB:

HCPI/UTAH, LLC,

By: HEALTH CARE PROPERTY INVESTORS, INC., its Managing Member

By:
Date:
Title:

HCPI:

HEALTH CARE PROPERTY INVESTORS, INC.

By:
Name:
Title:

EXHIBIT A

PLEDGED UNITS

Certificate Number	Units
314	5,591
323	5,283
326	1,681
329	8,051
332	16,655
335	24,865
338	17,358
341	18,561
377	9,004
383	43,253
Total	150,302

EXHIBIT B

IRREVOCABLE UNIT POWER

IRREVOCABLE UNIT POWER

FOR VALUE RECEIVED,                                                        hereby sells, assigns and transfers to                                                                 ,                          units of limited liability company interest of HCPI/Utah II, LLC, a Delaware limited liability company (the “Company”), represented by Certificates No(s).                                             herewith and does hereby irrevocably constitute and appoint                                            as attorney to transfer said units on the books of the Company with full power of substitution in the premises.

Dated:	GARDNER PROPERTY HOLDINGS, L.C.,
a Utah Limited Liability Company

By:
Manager

In the presence of

EXHIBIT C

THE INSTRUCTIONS

INSTRUCTIONS TO REGISTER SECURITY INTEREST

To: HCPI/Utah II, LLC
c/o Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806

Attention: Health Care Property Investors, Inc., a Maryland corporation (the “Company”) or its successors as the managing member of HCPI/Utah II, LLC, a Delaware limited liability company (the “LLC”)

As of April     , 2007

You are instructed by the undersigned pledgor, Gardner Property Holdings. L.C., a Utah limited liability company (“Pledgor”), to register a security interest in the following limited liability company interests in the LLC (the “OP Units”) in the manner indicated:

1.             OP Units.  The OP Units that are the subject of these Instructions to Register Security Interest are as follows:

150,331 Non-Managing Member Units owned by the Pledgor and evidenced by the LLC Unit Certificates referred to on Schedule A hereto. The OP Units are pledged to Zions First National Bank (the “Lender”) to secure repayment of a loan by Lender to KC Gardner Company, L.C., a Utah limited liability company (“Borrower”), pursuant to that certain loan arrangement, dated as of the date hereof, by and between Lender and Borrower (as such and as may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan”).

2.             Instructions. You are instructed to register the OP Units as subject to a security interest in favor of the Lender, whose Taxpayer Identification No. is 87-0227400, and who on registration of its security interest shall become the registered secured party with respect to the OP Units with all rights incident thereto. You are instructed to promptly so inform Lender of these Instructions to Register Security Interest.

3.             Confirmation of Security Interest. The Pledgor has granted to Lender (and hereby confirms that Lender has) a security interest in the OP Units and in all rights of the Pledgor under the Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, dated as of August 17, 2001, as amended from time to time (the “LLC Agreement”), all distributions relating thereto, all rights relating thereto (including without limitation the right to receive the OP Units, the right to receive common stock or other securities of the Company (“Company Securities”) in exchange for any or all of the OP Units, and any securities (certificated or uncertificated), instruments, documents or other writing evidencing or relating thereto and any right to require the redemption or registration for resale thereof) and all cash and noncash proceeds of any of the foregoing.

4.             Transfer, Distributions and Redemptions. You are instructed not to permit the transfer, exchange, or redemption of any of the OP Units without the Lender’s prior written consent. The proceeds of any redemption of the OP Units, whether such proceeds are cash or otherwise, shall be delivered directly to the Lender. All extraordinary or liquidating distributions shall be delivered directly to the Lender. All ordinary distributions may be delivered to the Pledgor, as applicable; provided, however, that, if the Lender at any time delivers written notice to the LLC that any such distributions to the Pledgor are to be sent to the Lender, then thereafter all such distributions shall be delivered directly to the Lender.

5.             Warranties. The Pledgor hereby warrants for itself that: (a) it is entitled to effect the instructions hereby given; (b) its Taxpayer Identification Number is 20-0962157; (c) the Lender is a lending institution that is not an affiliate of the Pledgor; and (d) the Loan constitutes a bona fide loan or extension of credit.

6.             Delivery of Certificates. These Instructions to Register Security Interest hereby serve as notice to the LLC and the Company, and to any transfer agent of the OP Units or the Company Securities, that any certificates, confirmations, documents or other writings of any kind evidencing or relating to any OP Units or any Company Securities shall, if issued, be registered in the name of the undersigned Pledgor and delivered directly to the Lender at: 6510 South Big Cottonwood Canyon Road, Salt Lake City, Utah 84121, Attention: Monica Williams; provided, however, that if the Lender at any time delivers written notice to the LLC (or the Company, as the case may be) that there has been a Default under the Loan, then thereafter all certificates, confirmations, documents and other writings of any kind evidencing or relating to any Company Securities shall, if requested by the Lender, be issued and registered in the name of the Lender, or its designee, and delivered directly to the Lender at the foregoing address.

7.             Not an Admission to the LLC. The execution and acceptance of these Instructions to Register Security Interest shall not constitute consent to the admission of the Lender as a substituted member of the LLC. Any admission of the Lender as a member of the LLC shall be subject to the provisions of the LLC Agreement.

8.             Acknowledgement and Consent. The LLC, the Company, the Lender and the Pledgor have entered into that certain Acknowledgement and Consent of even date herewith (the “A&C”) pursuant to which the LLC and the Company have acknowledged the pledge of the OP Units by the Pledgor to the Lender, subject to the terms and conditions set forth therein. In the event of any inconsistencies between the terms and provisions hereof and those of the A&C, the parties hereto agree that the terms and provisions of the A&C shall govern.

[Remainder of page intentionally left blank, signature page follows]

In witness whereof, the undersigned Pledgor has executed these Instructions to Register Security Interest as of the date first set forth above.

PLEDGOR:

GARDNER PROPERTY HOLDINGS, L.C.

By:
Name:
Title:	Manager

ACCEPTED AND AGREED

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation
As Managing Member of HCPI/Utah II, LLC

By:
Date:
Title:

EXHIBIT D

NOTICE OF EXCHANGE

NOTICE OF EXCHANGE

To:          Health Care Property Investors, Inc.
                3760 Kilroy Airport Way, Suite 300
                Long Beach, California 90806

Western National Trust Company
                One South Main, 12th Fl.
                Salt Lake City, UT 84111
                Attn:  Kevin Mikan, President

The undersigned Member or Assignee hereby irrevocably tenders for Exchange an aggregate of 150,331 LLC Units in HCPI/Utah II, LLC in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, dated as of August 17, 2001, as amended (the “LLC Agreement”), and the Exchange rights referred to therein. The undersigned Member or Assignee:

a.             undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Exchange and (ii) to furnish to the Managing Member, prior to the Specified Exchange Date, the documentation, instruments and information required under Section 8.6.D of the LLC Agreement;

b.             directs that, at the sole discretion of the Managing Member (subject to the provisions of that certain Acknowledgment and Consent by and among Zions First National Bank, KC Gardner Company, L.C., HCPI/Utah II, LLC, Health Care Property Investors, Inc., and the undersigned Pledgor (“Acknowledgment and Consent”), which requires the payment of cash under certain circumstances) either (i) a certified check representing any cash payment deliverable upon closing of the Exchange be delivered to the address(es) specified below or (ii) a certificate representing the REIT Shares deliverable upon the closing of such Exchange be delivered to the address specified below and registered in the name(s) and at the address(es) specified below;

c.             represents, warrants, certifies and agrees that, subject to the interests of Lender under that certain Loan (as that term is defined in the Acknowledgment and Consent) and the interests of Lender and Western National Trust Company under that certain Account Assignment Agreement by and among Gardner Property Holdings, L.C.; KC Gardner Company, LC; Zions First National Bank; and Western National Trust Company: (i) the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity, and (ii) such Exchange is in compliance with the provisions of Section 8.6 of the LLC Agreement; and

d.             acknowledges that it will continue to own such LLC Units until and unless such Exchange transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the LLC Agreement.

Dated:

GARDNER PROPERTY HOLDINGS, L.C.

By:
Name:
Title:	Manager

If REIT Shares are to be issued, issue to:

Name:

SSAN/EIN:

EXHIBIT E

LLC AGREEMENT

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT